UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to §240.14a-12

AMERICAN DG ENERGY INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑    No fee required.

☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)Title of each class of securities to which transaction applies:
(2)Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)Proposed maximum aggregate value of transaction:
(5)Total fee paid:

☐    Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)Amount Previously Paid:
(2)Form, Schedule or Registration Statement No.:
(3)Filing Party:
(4)Date Filed:

AMERICAN DG ENERGY INC.
45 First Avenue
Waltham, Massachusetts 02451

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS

To be held on May 29, 2013

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be Held on May 29, 2013
The Proxy Statement and 2012 Annual Report are available at www.americandg.com

To the Stockholders of American DG Energy Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting, or the Annual Meeting, of Stockholders of American DG Energy Inc., a Delaware corporation or the Company, we, our or us, will be held at the Company’s corporate headquarters at 45 First Avenue, Waltham, Massachusetts 02451, on Wednesday, May 29, 2013 at 1:00 p.m. local time for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

1.	To elect five (5) directors of the Company to serve a term of one (1) year or until their successors are duly elected and qualified;

2.
To ratify the selection by the Audit Committee of our Board of Directors, or the Board, of the firm of McGladrey LLP, or McGladrey, as our independent registered public accounting firm for the fiscal year ending December 31, 2013;

3.	To approve the non-binding advisory proposal regarding executive compensation;

4.	To vote on the non-binding advisory proposal regarding the frequency with which stockholders should vote on the Company's executive compensation; and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponements of the Annual Meeting.

Only stockholders of record at the close of business on April 4, 2013 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. A list of such stockholders will be available for examination by any stockholder at the Annual Meeting, or at the office of the secretary of the Company, 45 First Avenue, Waltham, Massachusetts 02451, for a period of ten (10) days prior to the Annual Meeting.

The Proxy Statement and form of proxy, together with a copy of the Company's annual report for the fiscal year ended December 31, 2012, containing consolidated financial statements, is being sent to stockholders on April 19, 2013. Your attention is directed to the accompanying Proxy Statement for the text of the matters to be proposed at the Annual Meeting and further information regarding each proposal to be made.

Whether or not you intend to attend the meeting in person, please ensure that your shares of the Company’s common stock are present and voted at the meeting by submitting your instructions by telephone, the Internet, or in writing by completing, signing, dating and returning the enclosed proxy card to our tabulation agent in the enclosed, self-addressed envelope, which requires no postage if mailed in the United States. Directions to the Annual Meeting are available by calling Investor Relations at (781) 622-1117.

By Order of the Board,

John N. Hatsopoulos
Chief Executive Officer

Waltham, Massachusetts
April 19, 2013

AMERICAN DG ENERGY INC.
45 First Avenue
Waltham, Massachusetts 02451

PROXY STATEMENT FOR THE
2013 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:    Who is soliciting my proxy?

A:    The Board.

Q:    Where and when is the Annual Meeting?

A:	The Annual Meeting will be held at our corporate offices located at 45 First Avenue, Waltham, Massachusetts, 02451, on May 29, 2013 at 1:00 p.m. local time.

Q:    Who can vote at the Annual Meeting?

A:
All stockholders of record at the close of business on April 4, 2013, the record date for the Annual Meeting, will be entitled to notice of and to vote at the Annual Meeting. If on that date, your shares were registered directly in your name with our transfer agent, Continental Stock Transfer and Trust Company, then you are a shareholder of record. As a shareholder of record, you may vote in person at the meeting or vote by proxy. If on that date, your shares were held in an account at a brokerage firm, bank, dealer or similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent. As of the close of business on the record date, 48,490,733 shares of our common stock were outstanding.

Q:    What constitutes a quorum for the meeting?

A:
A quorum is required for stockholders to conduct business at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to establish a quorum at the meeting. On the record date, April 4, 2013, there were 48,490,733 shares of our common stock outstanding. Shares present, in person or by proxy, including shares as to which authority to vote on any proposal is withheld, shares abstaining as to any proposal, and broker non-votes (where a broker submits a properly executed proxy but does not have authority to vote a customer's shares) on any proposal will be considered present at the meeting for purposes of establishing a quorum for the transaction of business at the meeting. Each of these categories will be tabulated separately.

Q:    What am I voting on?

A:    You are voting on the following proposals:

1.	To elect five (5) directors of the Company to serve a term of one (1) year or until their successors are duly elected and qualified;

2.	To ratify the selection by the Audit Committee of our Board of the firm of McGladrey, as our independent registered public accounting firm for the fiscal year ending December 31, 2013;

3.	To approve the non-binding advisory proposal regarding executive compensation;

4.	To vote on the non-binding advisory proposal regarding the frequency with which stockholders should vote on the Company's executive compensation; and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponements of the Annual Meeting.

Q:    How many votes do I have and how are votes counted?

A:
Each share of our common stock is entitled to one vote on matters brought before the Annual Meeting. The shares represented by the proxy will be voted at the Annual Meeting by the proxy holder as specified by the person solicited.

Q:    My shares are held in the “street name.” Will my broker vote my shares?

A:
If you hold your shares in “street name,” your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. If you do not give your broker or nominee specific instructions on such a matter, your shares may not be voted. Shares of common stock represented by “broker non-votes” will, however, be counted in determining whether there is a quorum.

Q:    Will abstentions and broker non-votes affect the voting results?

A:
Abstentions will be counted by the election inspector towards determining whether a quorum is present. With respect to Proposal 2, Proposal 3, and Proposal 4, which require approval of a majority of shares entitled to vote and represented in person or by proxy, abstentions will have the same effect as voting against the proposal. With respect to Proposal 1, for which each nominee must receive a plurality of shares entitled to vote and represented in person or by proxy, abstentions will have no legal effect on the outcome of the vote. Broker non-votes are proxies received from brokers or nominees when the broker or nominee has neither received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter. Brokers only possess discretionary power over matters that are considered routine. In contrast, brokers do not have discretionary authority to vote shares held in “street name” on non-routine matters without your instructions. Broker non-votes will be counted by the election inspector towards determining whether a quorum is present. Broker non-votes will not be counted as present and entitled to vote on a particular proposal and therefore will have no effect on the outcome of the vote on any proposal. Stockholders are advised to forward their voting instructions promptly so as to afford brokers sufficient time to process such instructions.

Q:    How does the Board recommend that I vote on the proposals?

A:
The Board recommends that you vote “FOR ALL NOMINEES” on Proposal 1, to elect five (5) directors of the Company to serve a term of one (1) year or until their successors are duly elected and qualified; "FOR" on Proposal 2, to ratify the selection by the Audit Committee of our Board of the firm of McGladrey as our independent registered public accounting firm for the fiscal year ending December 31, 2013, "FOR" on Proposal 3, to approve the non-binding advisory proposal regarding executive compensation, and "3 YEARS" on Proposal 4, to vote on the non-binding advisory proposal regarding the frequency with which stockholders should vote on the Company's executive compensation.

Q:    What should I do now?

A:
Carefully read this document and indicate on the proxy card how you want to vote. Sign, date and mail your proxy card in the enclosed prepaid return envelope as soon as possible. You should indicate your vote now even if you expect to attend the Annual Meeting and vote in person. Indicating your vote now will not prevent you from later canceling or revoking your proxy, right up to the day of the Annual Meeting and will ensure that your shares are voted if you later find you cannot attend the Annual Meeting.

Q:    Can I change my vote after I have mailed my signed proxy card?

A:
Yes. You can change your vote in one of three ways, at any time before your proxy is voted at the Annual Meeting, by (a) revoking your proxy by written notice to our Corporate Secretary stating that you would like to revoke your proxy, (b) completing and submitting a new proxy card bearing a later date, or (c) attending the Annual Meeting and voting in person.

Q:	Who will bear the cost of this solicitation?

A:
The Company will pay for the cost of soliciting proxies and may reimburse brokerage firms and others for their expenses in forwarding solicitation material. Solicitation will be made primarily through the use of the mail but our regular employees may, without additional compensation, solicit proxies personally by telephone, e-mail or fax.

Q:	Whom should I contact with questions?

A:
If you have any questions of if you need additional copies of this Proxy Statement or the enclosed proxy card, or if you have other questions about the proposals or how to vote your shares, you may contact Anthony S. Loumidis, Chief Financial Officer, American DG Energy Inc., 45 First Avenue, Waltham, Massachusetts, 02451, telephone number (781) 622-1117.

GENERAL INFORMATION ABOUT THE MEETING

The close of business on April 4, 2013 has been fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. On that date, the Company's outstanding voting securities consisted of 48,490,733 shares of common stock.

Holders of a majority of the Company's outstanding securities entitled to vote must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. If the shares present, in person or by proxy, at the Annual Meeting do not constitute the required quorum, the Annual Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum. If a broker, bank or other nominee holds your shares, you will receive instructions from them that you must follow in order to have your shares voted.

Shares that are voted “FOR,” “AGAINST,” “WITHHOLD AUTHORITY” or “ABSTAIN” will be treated as being present at the Annual Meeting for purposes of establishing a quorum. Accordingly, if you have returned a valid proxy or attend the Annual Meeting in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the Annual Meeting. Broker “non-votes” (i.e., votes from shares held of record by brokers as to which the beneficial owners have given no voting instructions) will also be counted as present for purposes of determining the presence of a quorum.

Abstentions are included in determining the number of shares voted on the proposals submitted to stockholders (other than the election of directors) and will have the same effect as a vote against such proposals. Because directors are elected by a plurality of the votes of the shares represented at the Annual Meeting, abstentions will have no effect on the outcome of the election of directors. Although broker non-votes will be counted for the purpose of determining the presence of a quorum, broker non-votes will not be counted for the purpose of determining the number of shares voted on the proposals submitted to stockholders. Accordingly, broker non-votes will have no effect on the outcome of a vote on any of the proposals.

Whether or not you are able to attend the Annual Meeting, the Company urges you to submit your proxy, which is solicited by the Board. You are urged to give instructions as to how to vote your shares. All properly executed proxies delivered pursuant to this solicitation and not properly revoked will be voted at the Annual Meeting in accordance with the directions given.

We are not aware of any matters to be presented other than those described in this Proxy Statement. If any matters not described in the Proxy Statement are properly presented at the Annual Meeting, the persons designated in the enclosed proxy, or the Proxy Agents, will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned, the Proxy Agents can vote your shares on the new meeting date as well, unless you have revoked your proxy.

You may revoke your proxy at any time prior to its use by (a) delivering a written notice of revocation to the Corporate Secretary of the Company, (b) filing a duly executed proxy bearing a later date with the Company or (c) attending the Annual Meeting and voting in person.

Representatives of McGladrey were not present at the Company's 2012 Annual Meeting and we do not expect them to be present at the Company’s Annual Meeting in 2013.

The costs of this solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement and the proxy will be borne by the Company. The Company will request brokerage houses and other nominees, custodians and fiduciaries to forward soliciting material to beneficial owners of the Company's voting securities. The Company may reimburse brokerage firms and other persons representing beneficial owners for their expenses in forwarding solicitation materials to beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, either personally or by telephone or facsimile. Except as described above, the Company does not intend to solicit proxies other than by mail.

PROPOSAL 1

ELECTION OF DIRECTORS

General

Subject to the rights of holders of any series of preferred stock to elect directors, the number of directors of the Company is established by the Board. The exact number of directors is currently set at six (6) by resolution of the Board. The directors are elected to serve for one (1) year terms, with the term of directors expiring each year at the Annual Meeting; provided further, that the term of each director shall continue until the election and qualification of a successor and be subject to such director’s earlier death, resignation or removal.

On April 17, 2013, George N. Hatsopoulos informed the Company that he will not stand for reelection as a member of the Board of Directors at the Company's 2013 Annual Meeting. At the Annual Meeting, five (5) individuals will be elected as directors, each to serve for a one (1) year term or until his successor is duly elected and qualified. The Board has nominated Charles T. Maxwell, John N. Hatsopoulos, Francis A. Mlynarczyk, Jr., Deanna M. Petersen and Christine M. Klaskin for election as directors at the Annual Meeting.

The Board knows of no reason why the nominees would be unable or unwilling to serve, but if either nominee should, for any reason, be unable or unwilling to serve, the proxies will be voted for the election of such other person to the office of director as the Board may recommend in the place of such nominee.

Recommendation of the Board

The Board unanimously recommends that you vote “FOR” approval of the nominees for election as members of the Board.

Voting Information

Proxies solicited by the Board will, unless otherwise directed, be voted to elect the nominees proposed by the Board. A stockholder submitting a proxy may vote for the nominees for election to the Board or may withhold his or her vote from such nominees. Each stockholder will be entitled to one (1) vote for each share of common stock held by the stockholder on the record date. Directors are elected by a plurality of votes, and, therefore, if a quorum is present and voting, the five nominees receiving the highest number of affirmative votes will be elected to the Board. Abstentions and broker non-votes, while included for the purpose of determining the presence of a quorum at the Annual Meeting, will have no effect on the vote. The Proxy Agents will vote your shares “FOR” the nominees unless instructions to the contrary are indicated in the enclosed proxy.

Each nominee has agreed to serve the Company as a director if elected. However, should a nominee become unwilling or unable to serve if elected, the Proxy Agents will exercise their voting power in favor of such other person as the Board may recommend. The Company's Amended and Restated Certificate of Incorporation does not provide for cumulative voting in the election of directors.

The following table sets forth the Directors of the Company who are also nominees for Director, other than George N. Hatsopoulos who informed the Company on April 17, 2013, that he will not be standing for reelection as a member of the Board of Directors at the Company's 2013 Annual Meeting. George N. Hatsopoulos had previously retired from his position as Chairman of the Board on April 2, 2012.

Name	Age	Director Since	Term Expires	Position(s)

Charles T. Maxwell	81	2001	2013	Chairman of the Board
John N. Hatsopoulos	78	2001	2013	Chief Executive Officer and Director
George N. Hatsopoulos	86	2001	2013	Retiring Director
Francis A. Mlynarczyk, Jr.	70	2010	2013	Director
Deanna M. Petersen	51	2010	2013	Director
Christine M. Klaskin	47	2012	2013	Director

Nominees and Incumbent Directors

Set forth below are the names of the persons nominated as directors and incumbent directors, their ages, their offices in the Company, if any, their principal occupations or employment for the past five years, the length of their tenure as directors and the names of other public companies in which they currently hold directorships or have held directorships during the past five years. We have also presented information below regarding each director’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director.

Nominees for Director

Charles T. Maxwell, age 81, has been our Chairman of the Board since April 2, 2012, and he has been a member of our Board since 2001. He is a widely recognized expert in the energy sector, with over 40 years of experience with a major oil company and two investment firms. He was Senior Energy Analyst with Weeden & Co. of Greenwich, Connecticut, where he advised financial institutions until December 31, 2012. Since the early 1980’s, he has been an active member of an Oxford-based organization comprised of present or past OPEC-county oil ministers and other oil industry executives from 30 countries who meet twice annually to analyze trends in global energy markets. He is a former member of the board of directors of Chesapeake Energy Corp. (NYSE: CHK) and a current member of the board of directors of Tecogen Inc., an affiliate of the Company. Mr. Maxwell graduated cum laude in political science from Princeton University as a Jadwin Scholar and holds a B.A. from Oxford University as a Marshall Scholar in Middle East languages and history.

Our board of directors has determined that Mr. Maxwell’s prior experience in the energy sector and his extensive experience as a director of public companies qualifies him to be a member of the board of directors in light of the Company’s business and structure.

John N. Hatsopoulos, age 78, has been the Chief Executive Officer of the Company since the organization of the Company in July 2001 and a member of our Board since July 2001. Since 2010 he has been the Chairman of the Board of EuroSite Power Inc., a subsidiary of the Company and since 2000 he has been the Chief Executive Officer and a director of Tecogen Inc., an affiliate of the Company, which is a manufacturer of natural gas, engine-driven commercial and industrial cooling and cogeneration systems. Mr. Hatsopoulos is a co-founder of Thermo Electron Corporation, which is now Thermo Fisher Scientific (NYSE: TMO), and the retired President and Vice Chairman of the board of directors of that company. He is a member of the Board of Directors of Ilios Inc., GlenRose Instruments Inc., American CareSource Holdings, Inc. (NASDAQ: ANCI), and a former member of the Board of Directors of Agenus Inc. (NASDAQ: AGEN), TEI Biosciences Inc., and a former Member of the Corporation of Northeastern University. The Company, Tecogen Inc., Ilios Inc., and GlenRose Instruments Inc., are affiliated companies by virtue of common ownership. Mr. Hatsopoulos graduated from Athens College in Greece, and holds a bachelor’s degree in history and mathematics from Northeastern University as well as honorary doctorates in business administration from Boston College and Northeastern University.

Our board of directors has determined that Mr. Hatsopoulos’ prior experience as co-founder, president and CFO of Thermo Electron Corporation, where he demonstrated leadership capability and garnered extensive expertise involving complex financial matters, and his extensive knowledge of complex financial and operational issues qualify him to be a member of the board of directors in light of the Company’s business and structure.

Francis A. Mlynarczyk, Jr., age 70, has been a member of our Board since 2010. He is a founding member and chief executive officer of Scarsdale Equities LLC, a New York City based FINRA member firm that began operating in 2005. From 1993 to 2005 he was chief operating officer of Brimberg & Co., L.P., a registered broker/dealer. He began his career in the investment management group of Citibank, N.A. in 1969. Mr. Mlynarczyk received a Ph.D. in financial accounting and control in 1969, an M.S. in industrial administration in 1965, and a B.S. in aeronautical and engineering sciences in 1964, all from Purdue University. He is a member of the New York Society of Security Analysts, and the CFA Institute.

Our board of directors has determined that Mr. Mlynarczyk’s prior experience in senior operating positions at various companies, where he demonstrated leadership capability and garnered extensive expertise involving complex financial matters, qualify him to be a member of the board of directors in light of the Company’s business and structure.

Deanna M. Petersen, age 51, has been a member of our Board since 2010. She is Vice President of Business Development for Shire Human Genetic Therapies (NASDAQ: SHPGY), since 2009, where she initiates and manages partnering, licensing and merger and acquisition activities worldwide. From 2002 to 2009, Ms. Petersen was Vice President of Business Development for Agenus Inc. (NASDAQ: AGEN) and from 1998 to 2002, she was Vice President and Executive Director of Business Development at Coley Pharmaceutical Group, Inc. Ms. Petersen is on the Board of Directors for the Massachusetts

Biotechnology Association and was previously the Treasurer on the Board of Directors for the Healthcare Businesswomen’s Association, Boston Chapter. Ms. Petersen holds a Bachelor of Science in Biology from Iowa State University and a Master of Business Administration from the University of Iowa.

Our board of directors has determined that Ms. Petersen’s prior experience in senior operating positions at various companies, where she demonstrated leadership capability and garnered extensive expertise involving complex financial matters, qualify her to be a member of the board of directors in light of the Company’s business and structure.

Christine M. Klaskin, age 47, has been a member of our Board since 2012. She is the Vice President, Finance, of Agenus Inc. (NASDAQ: AGEN), a biotechnology company developing and commercializing technologies to treat cancers and infectious diseases, since 2006. Ms. Klaskin joined Agenus Inc. in 1996 and served in various finance positions. From 1987 to 1996, she was with Arthur Andersen LLP, most recently as an audit manager. Ms. Klaskin received a Bachelor of Accountancy from The George Washington University.

Our board of directors has determined that Ms. Klaskin’s prior experience in senior operating positions at various companies, where she demonstrated leadership capability and garnered extensive expertise involving complex financial matters, qualify her to be a member of the board of directors in light of the Company’s business and structure.

Directors Whose Terms will Expire at the 2013 Annual Meeting

George N. Hatsopoulos, age 86, was the Chairman of the Board since the organization of the Company in July 2001 until April 2, 2012. He is the founder and CEO of Pharos, LLC, an organization devoted to the creation of leading edge business ventures, and since 2000 he has been a director of Tecogen Inc., an affiliate of the Company, and since 2009 he has been a director of Ilios Inc., an affiliate of the Company. He is the founder and Chairman emeritus of Thermo Electron Corporation, which is now Thermo Fisher Scientific (NYSE: TMO), and served as Chairman and CEO since its founding in 1956 until his retirement from those positions in 1999. Dr. Hatsopoulos has served on the board of the Federal Reserve Bank of Boston, including a term as Chairman. He was a member of the Securities and Exchange Commission Advisory Committee on Capital Formation and Regulatory Process, the Advisory Committee of the U.S. Export-Import Bank, and the boards of various corporations and institutions. Dr. Hatsopoulos is a fellow of the American Academy of Arts and Sciences, the American Society of Mechanical Engineers and other scientific and technical organizations. He is the recipient of numerous honors and awards in engineering, science, industry and academics, has authored over 60 articles in professional journals, and is the principal author of textbooks on thermodynamics and thermionic energy conversion. Dr. Hatsopoulos has been a faculty member and senior lecturer at Massachusetts Institute of Technology, or MIT, and continues his association with the Institute as a Life Member of the Corporation. Dr. Hatsopoulos holds bachelors, masters and doctorate degrees from MIT – all in mechanical engineering.

There are no family relationships among members of our Board or executive officers, other than Dr. George N. Hatsopoulos and Mr. John N. Hatsopoulos, who are brothers. Each executive officer is elected or appointed by, and serves at the discretion of, our Board. The elected officers of the Company will hold office until their successors are duly elected and qualified, or until their earlier resignation or removal. All members of our Board attended our 2012 Annual Meeting.

Director Nomination Process

The Nominating and Governance Committee will consider recommendations for candidates to the Board from stockholders holding no less than 2% of the outstanding shares of the Company’s voting securities continuously for at least 12 months prior to the date of the submission of the recommendation for nomination. A stockholder that desires to recommend a candidate for election to the Board shall direct the recommendation in writing to American DG Energy Inc., attention: Corporate Secretary, 45 First Avenue, Waltham, Massachusetts, 02451, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years and evidence of the nominating person’s ownership of Company stock, a statement from the recommending stockholder in support of the candidate, references, particularly within the context of the criteria for Board membership, including issues of character, diversity, skills, judgment, age, independence, industry experience, expertise, corporate experience, length of service, other commitments and the like, and a written indication by the candidate of her/his willingness to serve, if elected.

The Nominating Committee seeks to nominate director candidates who bring diverse experiences and perspectives to our Board. In evaluating candidates, the Nominating Committee’s practice is to consider, among other things, diversity with respect to business experiences, the candidate’s range of experiences with public companies, diversity of gender, race and national origin, education and differences in viewpoints and skills. The Nominating Committee has not formalized this practice into a written policy. Evaluations of potential candidates generally involve a review of the candidate’s background and credentials by the Nominating Committee, interviews with members of the Board/Nominating Committee, the Board/Nominating Committee as a whole, or one or more other Board/Nominating Committee members, and discussions of the Nominating Committee and the Board.

The Nominating and Governance Committee has assessed our practices with respect to diversity to be effective, in that our practices encourage consideration of a wide range of factors that are relevant to a candidate’s value to our Board, while providing our Nominating and Governance Committee with flexibility in the director search and nomination process.

The Nominating and Governance Committee has not formally adopted any specific, minimum qualifications that must be met by each candidate for the Board, nor are there specific qualities or skills that are necessary for one or more of the members of the Board to possess. The Nominating and Governance Committee believes that candidates and nominees must reflect a Board that is comprised of directors who (1) are predominantly independent, (2) are of high integrity, (3) have or have had experience in positions with a high degree of responsibility, (4) are or were leaders in the companies or institutions with which they are or were affiliated, (5) have qualifications that will increase overall Board effectiveness and (6) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to Audit Committee members. In order to identify and evaluate nominees for director, the Nominating and Governance Committee regularly reviews the current composition and size of the Board, reviews qualifications of nominees, evaluates the performance of the Board as a whole, evaluates the performance and qualifications of individual members of the Board eligible for re-election at the Annual Meeting of stockholders, considers such factors as: character; diversity; skills; judgment; age; independence; industry experience; expertise; corporate experience; length of service; other commitments and the like; and the general needs of the Board, including applicable independence requirements. The Nominating and Governance Committee considers each individual candidate in the context of the current perceived needs of the Board as a whole. The Nominating and Governance Committee uses the same process for evaluating all nominees, regardless of the original source of the nomination. All of the members of the Board participate in the consideration of director nominations.

Director Independence

The Company requires that a majority of our Board to be “independent” within the meaning of the NYSE MKT listing requirements including, in the judgment of the Board, the requirement that such directors have no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The Board has adopted the following standards to assist it in determining whether a director has a material relationship with the Company. Under these standards, a director will not be considered to have a material relationship with the Company if he or she is not:

a)    a director who is, or during the past three years was, employed by the company, other than prior employment as an interim executive officer (provided the interim employment did not last longer than one year);

b)    a director who accepted or has an immediate family member who accepted any compensation from the company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than the following:

(i)	compensation for board or board committee service;

(ii)	compensation paid to an immediate family member who is an employee (other than an executive officer) of the company;

(iii)	compensation received for former service as an interim executive officer (provided the interim employment did not last longer than one year); or

(iv)	benefits under a tax-qualified retirement plan, or non-discretionary compensation;

(c)    a director who is an immediate family member of an individual who is, or at any time during the past three years was, employed by the company as an executive officer;

(d)    a director who is, or has an immediate family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the company made, or from which the company received, payments (other than those arising solely from investments in the company's securities or payments under non-discretionary charitable contribution matching programs) that exceed 5% of the organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the most recent three fiscal years;

(e)    a director who is, or has an immediate family member who is, employed as an executive officer of another entity where at any time during the most recent three fiscal years any of the issuer's executive officers serve on the compensation committee of such other entity; or

(f)    a director who is, or has an immediate family member who is, a current partner of the company's outside auditor, or was a partner or employee of the company's outside auditor who worked on the company's audit at any time during any of the past three years.

Ownership of a significant amount of the Company’s stock, by itself, does not constitute a material relationship. For relationships not covered by these standards, the determination of whether a material relationship exists shall be made by the other members of the Board who are independent (as defined above).

Board Leadership Structure

We separate the roles of Chief Executive Officer and Chairman in recognition of the differences between the two roles. Our Chief Executive Officer is responsible for setting the strategic direction for the Company and the overall leadership and performance of the Company. Our Chairman provides guidance to the Chief Executive Officer, sets the agenda for Board meetings, presides over meetings of the full Board and leads all executive meetings of the independent directors. We are a small Company with a small management team, and we feel the separation of these roles enhances high-level attention to our business.

Our Chairman, Mr. Charles T. Maxwell is a widely recognized expert in the energy sector, with over 40 years of experience with a major oil company and two investment firms. He was Senior Energy Analyst with Weeden & Co. of Greenwich, Connecticut, where he advised financial institutions until December 31, 2012. Mr. Maxwell entered the oil industry in 1957 and worked for Mobil Oil for 11 years in the US, Europe, the Middle East and Africa. In 1968, he joined C.J. Lawrence as an oil analyst and was ranked by Institutional Investor as No.1 in his field in 1972, 1974, 1977, and 1981-1986. In addition, since 1984 he has been an active member of an Oxford-based organization comprised of present or past OPEC-county oil ministers and other oil industry executives from 30 countries who meet twice annually to analyze trends in global energy markets. Mr. Maxwell provides “high-level” guidance to our Chief Executive Officer, John N. Hatsopoulos, in the energy field as a respected oil analyst and oil industry veteran. Our Chief Executive Officer, John Hatsopoulos, has a background in operations and finance and is responsible for setting the strategic direction for the Company and the overall leadership and performance of the Company. We believe that we have two highly experienced and distinguished individuals performing distinct high level supervisory and executive functions for the Company.

Our Board’s Role in Risk Oversight

Our Board oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis. The role of our Board and its committees is to oversee the risk management activities of management. The Audit Committee assists the board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements, and, in accordance with NYSE MKT requirements, discusses policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which the Company’s exposure to risk is handled. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The Nominating and Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, succession planning for our directors, and corporate governance.

In December 2012, our management conducted an assessment of the risks associated with our compensation policies and practices. This process included a review of our compensation programs, a discussion of the types of practices that could be reasonably likely to create material risks, and an analysis of the potential effects on the Company on related risks as a whole.

Although we reviewed all of our compensation programs, we paid particular attention to programs involving incentive-based payouts and programs that involve our executive officers. During the course of our assessment, we consulted with the Compensation Committee of our Board of Directors.

We believe that our compensation programs are designed to create appropriate incentives without encouraging excessive risk taking by our employees. In this regard, our compensation structure contains various features intended to mitigate risk. For example:

•
A portion of the compensation package for our sales-based employees consists of commissions for units sold and installed, which package is designed to link an appropriate portion of compensation to long-term performance, while providing a balanced compensation model overall.

•
The Compensation Committee oversees our compensation policies and practices and is responsible for reviewing and approving executive compensation, annual incentive compensation plans applicable to sales employees and other compensation plans.

Our Compensation Committee, in its evaluation, determined that the Company does not employ any compensation plans or practices that create incentives for employees to deliver short-term profits at the expense of generating systematic risks for the Company. Based on this and the assessment described above, we have concluded that the risks associated with our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Meetings and Committees of the Board

The Board currently has three (3) committees: an Audit Committee established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, or the Exchange Act, a Compensation Committee and a Nominating and Governance Committee. The following describes each committee, its current membership, the number of meetings held during fiscal 2012, and its function. All members of these committees are non-employee directors.

The Board held three (3) meetings during the fiscal year ended December 31, 2012. All incumbent members of our Board, namely Mr. Maxwell, Dr. George N. Hatsopoulos, Mr. John N. Hatsopoulos, Mr. Mlynarczyk, Ms. Petersen and Ms. Klaskin, attended the Board meetings during their term. The Board has determined that all of its directors, other than Dr. George N. Hatsopoulos and Mr. John N. Hatsopoulos, are “independent” for purposes of the rules and regulations of the Securities and Exchange Commission, or the SEC, and NYSE MKT listing standards.

The members of the Audit Committee are Mr. Maxwell, Ms. Petersen and Ms. Klaskin. The Audit Committee held four (4) meetings during the fiscal year ended December 31, 2012. All incumbent members of our Audit Committee, namely Mr. Maxwell, Ms. Petersen and Ms. Klaskin, attended the Audit Committee meetings during their term. The functions of the Audit Committee include reviewing and supervising the financial controls of the Company, appointing, compensating and overseeing the work of the independent auditors, reviewing the books and accounts of the Company, meeting with the officers of the Company regarding the Company's financial controls, acting upon recommendations of the independent auditors and taking such further actions as the Audit Committee deems necessary to complete an audit of the books and accounts of the Company. The Board has determined that the members of the Audit Committee are “independent” under SEC and NYSE MKT listing standards. The Board has determined that Mr. Charles T. Maxwell qualifies as an “audit committee financial expert” as defined in Item 407(d) of Regulation S-K. The charter of the Audit Committee is available on the Company’s website at www.americandg.com.

The members of the Compensation Committee are Mr. Maxwell and Ms. Petersen. The Compensation Committee held one (1) meeting during the fiscal year ended December 31, 2012. All incumbent members of our Compensation Committee, namely Mr. Maxwell and Ms. Petersen, attended the Compensation Committee meetings during their term. The Compensation Committee's functions include reviewing with management cash and other compensation policies for employees, making recommendations to the Board regarding compensation matters and determining compensation for the Chief Executive Officer. The Board has determined that the members of the Compensation Committee are “independent” for purposes of SEC and NYSE MKT rules. Our Chief Executive Officer has been instrumental in the design and recommendation to the Compensation Committee of compensation plans and awards for our directors and executive officers including our President, Chief Operating Officer and Chief Financial Officer. All compensation decisions for the Chief Executive Officer and all other executive officers are reviewed and approved by the Compensation Committee, subject to ratification by the Board. Pursuant to the charter of the Compensation Committee, the Compensation Committee has the authority to retain a compensation consultant to assist the Compensation Committee in the evaluation of executive officer compensation. In 2012, no compensation consultant was engaged for employee or executive compensation. The charter of the Compensation Committee is available on the Company's website at www.americandg.com.

The members of the Nominating and Governance Committee are Mr. Maxwell and Ms. Petersen. The Nominating and Governance Committee did not hold a meeting during the fiscal year ended December 31, 2012. The Nominating and Governance Committee functions are to identify persons qualified to serve as members of the Board, to recommend to the Board persons to be nominated by the Board for election as directors at the Annual Meeting of stockholders and persons to be elected by the Board to fill any vacancies, and recommend to the Board the directors to be appointed to each of its committees. In addition, the Nominating and Governance Committee is responsible for developing and recommending to the Board a set of corporate governance guidelines applicable to the Company (as well as reviewing and reassessing the adequacy of such guidelines as it deems appropriate from time to time) and overseeing the annual self-evaluation of the Board. The Board has determined that the members of the Nominating and Governance Committee are “independent” for purposes of SEC and NYSE MKT rules. The charter of the Nominating and Governance Committee is available on the Company’s website at www.americandg.com.

The Company encourages all incumbent directors and nominees for election as director to attend the Annual Meeting of stockholders. The Company, however, does not have a formal policy in place regarding Board members’ attendance at annual meetings of the stockholders of the Company. All directors attended last year's annual meetings of the stockholders of the Company.

Stockholder Communications with the Board

A stockholder that desires to communicate directly with the Board or one or more of its members concerning the affairs of the Company shall direct the communication in writing to American DG Energy Inc., attention Corporate Secretary, 45 First Avenue, Waltham, Massachusetts, 02451. If such communication is intended for some but not all of the members of the Board, the mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication”. The Corporate Secretary has been authorized to screen commercial solicitations and materials which pose security risks, are unrelated to the business or governance of the Company, or are otherwise inappropriate. All such letters must identify the author as a shareholder and clearly state whether the intended recipients are all or individual members of the Board. The Corporate Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our board of directors or its compensation committee. None of the current members of the compensation committee of our board of directors has ever been one of our employees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 18, 2013, certain information with respect to the beneficial ownership of the Company's voting securities by (1) any person (including any “group” as set forth in Section 13(d)(3) of the Exchange Act known by us to be the beneficial owner of more than five percent (5%) of any class of our voting securities, (2) each director, (3) each of the named executive officers and (4) all of our current directors and executive officers as a group. The percentages in the following table are based on 48,490,733 shares of common stock issued and outstanding as of April 18, 2013.

Name and address of beneficial owner (1)	Number of Shares Beneficially Owned	% of Shares Beneficially Owned
5% Stockholders:
RBC cees Nominees Limited (2)	8,572,770	15.2%
George N. Hatsopoulos (3)	6,766,786	14.0%
John N. Hatsopoulos (4)	5,246,137	10.6%
Nettlestone Enterprises Limited (5)	3,548,140	7.3%
In Holdings Corp. (6)	3,280,753	6.8%

Directors & Officers:
George N. Hatsopoulos (3)	6,766,786	14.0%
John N. Hatsopoulos (4)	5,246,137	10.6%
Charles T. Maxwell	844,339	1.7%
Barry J. Sanders (7)	952,000	1.9%
Anthony S. Loumidis (8)	325,986	0.7%
Francis A. Mlynarczyk, Jr. (9)	50,000	0.1%
Deanna M. Petersen (10)	50,000	0.1%
Christine M. Klaskin	—	—%
All executive officers and directors as a group (8 persons)	14,235,248	28.3%

1.	The address of the officers and directors listed in the table above is: c/o American DG Energy Inc., 45 First Avenue, Waltham, Massachusetts, 02451.

2.
Includes: (a) 845,497 shares of common stock held by RBC cees Nominees Limited and (b) 7,727,273 shares of common stock that RBC cees Nominees Limited has the right to acquire pursuant to currently convertible 6% Senior Unsecured Convertible Debentures due 2018, or the debentures, that become convertible within 60 days of April 18, 2013. The address of RBC cees Nominees Limited is: 19-21 Broad Street, St. Helier, JE1 3PB, Jersey, United Kingdom.

3.
Includes: (a) 2,744,822 shares of our common stock directly held by George N. Hatsopoulos; (b) 546,961 shares of our common stock held by George N. Hatsopoulos and his wife, Daphne Hatsopoulos, as joint tenants, each of whom share voting and investment power; (c) 2,105,737 shares of our common stock held by The George N. Hatsopoulos Qualified Annuity Trust - 2009 for the benefit of (1) Nicholas Hatsopoulos under Article IV of the Hatsopoulos 1994 Family Trust under instrument of trust dated December 29, 1994, and (2) Marina Hatsopoulos under Article IV of the Hatsopoulos 1994 Family Trust under instrument of trust dated December 29, 1994, for which George N. Hatsopoulos is the trustee; and (d) 1,369,266 shares of our common stock held by The George N. Hatsopoulos Qualified Annuity Trust - 2011 for the benefit of The George N. Hatsopoulos Irrevocable Trust - 2010, for which L. Joseph Comeau is the trustee. This amount does not include 2,272,391 shares held in the 1994 Hatsopoulos Family Trust for the benefit of Mr. and Mrs. Hatsopoulos' adult children, for which Mrs. Daphne Hatsopoulos and Mr. Gordon Erhlich are the trustees. Mr. Hatsopoulos disclaims beneficial ownership of the shares held by this trust. George N. Hatsopoulos is not standing for reelection to the Board of Directors.

4.
Includes: (a) 757,398 shares of our common stock directly held by John N. Hatsopoulos; (b) 601,400 shares of our common stock held by John N. Hatsopoulos and his wife, Patricia L. Hatsopoulos, as joint tenants with rights of survivorship, each of whom share voting and investment power; (c) 2,280,414 shares of our common stock held by the John N. Hatsopoulos Qualified Annuity Trust of 2011 for the benefit of John N. Hatsopoulos, for which John N. Hatsopoulos is the trustee; (d) 506,016 shares of our common stock held by The John N. Hatsopoulos 2011 Trust for the benefit of John N. Hatsopoulos, for which John N. Hatsopoulos is the trustee; (e) 1,090,909 shares of our common stock that John N. Hatsopoulos has the right to acquire pursuant to currently convertible 6% senior unsecured convertible debentures, or 6% senior unsecured convertible debentures that become convertible within 60 days of April 18, 2013; and (f) 10,000 shares of our common stock held by Pat Limited, a company incorporated in the Commonwealth of The Bahamas controlled by John N. Hatsopoulos. This amount does not include: (a) 4,713,570 shares of our common stock held by The John N. Hatsopoulos Family Trust 2011 for the benefit of: (1) Patricia L. Hatsopoulos, (2) Alexander J.

Hatsopoulos, and (3) Nia Marie Hatsopoulos, for which Mr. John N. Hatsopoulos and Mrs. Patricia L. Hatsopoulos are the co-trustees; Mr. Hatsopoulos disclaims beneficial ownership of the shares held by this trust; (b) 238,095 of our common stock held in the John N. Hatsopoulos 1989 Family Trust for the benefit of Nia Marie Hatsopoulos, for whom Mr. and Mrs. Paris Nicolaidis are the trustees. Mr. John N. Hatsopoulos disclaims beneficial ownership of the shares held by this trust; and (c) 238,095 of our common stock held in the John N. Hatsopoulos 1989 Family Trust for the benefit of Alexander J. Hatsopoulos, for whom Mr. and Mrs. Paris Nicolaidis are the trustees. Mr. John N. Hatsopoulos disclaims beneficial ownership of the shares held by this trust.

5.
Includes 3,548,140 shares of common stock held by Nettlestone Enterprises Limited. The address of Nettlestone Enterprises Limited: P.O. Box 665 Roseneath, The Grange, St. Peter Port, Guernsey GY1-3SJ, Channel Islands, UK. This information was obtained from Schedule 13G filed with the Securities and Exchange Commission on February 3, 2011.

6.	Includes 3,280,753 shares of common stock held by In Holdings Corp. The address for In Holdings Corp. is: Calle 50 No. 2, Edif Universal Planta Baja, Apartado 0816-02580, Republic of Panama.

7.	Includes: (a) 470,000 shares of common stock par value $0.001 per share; and (b) options to purchase 482,000 shares of common stock exercisable within 60 days of April 18, 2013.

8.	Includes: (a) 175,986 shares of common stock par value $0.001 per share; and (b) options to purchase 150,000 shares of common stock exercisable within 60 days of April 18, 2013.

9.	Includes options to purchase 50,000 shares of common stock exercisable within 60 days of April 18, 2013.

10.	Includes options to purchase 50,000 shares of common stock exercisable within 60 days of April 18, 2013.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

The following sets forth certain information regarding our executive officers as of April 18, 2013.

Name of Executive Officers	Age	Position(s)
John N. Hatsopoulos	78	Chief Executive Officer and Director
Barry J. Sanders	52	President and Chief Operating Officer
Anthony S. Loumidis	48	Chief Financial Officer, Secretary and Treasurer

John N. Hatsopoulos has been the Chief Executive Officer of the Company since the organization of the Company in July 2001 and a member of our Board since July 2001. Since 2010 he has been the Chairman of the Board of EuroSite Power Inc., a subsidiary of the Company and since 2000 he has been the Chief Executive Officer and a director of Tecogen Inc., an affiliate of the Company, which is a manufacturer of natural gas, engine-driven commercial and industrial cooling and cogeneration systems. Mr. Hatsopoulos is a co-founder of Thermo Electron Corporation, which is now Thermo Fisher Scientific (NYSE: TMO), and the retired President and Vice Chairman of the board of directors of that company. He is a member of the Board of Directors of Ilios Inc., GlenRose Instruments Inc., American CareSource Holdings, Inc. (NASDAQ: ANCI) and a former member of the Board of Directors of Agenus Inc. (NASDAQ: AGEN), TEI Biosciences Inc., and a former Member of the Corporation of Northeastern University. The Company, Tecogen Inc., Ilios Inc., and GlenRose Instruments Inc., are affiliated companies by virtue of common ownership. Mr. Hatsopoulos graduated from Athens College in Greece, and holds a bachelor’s degree in history and mathematics from Northeastern University as well as honorary doctorates in business administration from Boston College and Northeastern University.

Barry J. Sanders has been our President and Chief Operating Officer since 2001. Since 2009 he has also been the Chairman of the Board of Directors of Ilios Inc., an affiliate of the Company, which is a high-efficiency heating products company, and since 2010, he has been the Chief Executive Officer of EuroSite Power Inc., a subsidiary of the Company. From 1992 to 2001, Mr. Sanders served as Executive Vice President of Micrologic, Inc., an equipment asset management company where he directed the company’s business-to-business group. From 1990 to 1992, he was the Marketing Manager at Andover Controls Corp., a building automation systems company, and from 1988 to 1990 he was at Tecogen Inc., an affiliate of the Company, where he directed the successful introduction of that company’s distributed generation chiller products. Mr. Sanders has also managed research and development projects for the New York State Energy Research and Development Authority in Albany, New York, where he created the University-Industry Energy Research Program to accelerate commercialization of new technologies. Mr. Sanders holds a bachelor’s degree in chemical engineering from the University of Rochester and a master’s of business administration degree in marketing from Rensselaer Polytechnic Institute.

Anthony S. Loumidis has been our Chief Financial Officer since 2004 and our Treasurer since 2001. Mr. Loumidis devotes approximately half of his business time to the affairs of the Company. Since 2010 he has been the Chief Financial Officer of EuroSite Power Inc., a subsidiary of the Company, and since 2006 he has been the Chief Financial Officer of GlenRose Instruments Inc., a company that provides analytical services to the federal government and its prime contractors. Since 2001 he has also been the Vice President and Treasurer of Tecogen Inc., an affiliate of the Company which is a manufacturer of natural gas, engine-driven commercial and industrial cooling and cogeneration systems and since 2009, he has been the Treasurer of Ilios Inc., an affiliate of the Company, which is a high-efficiency heating products company. The Company, Tecogen Inc., Ilios Inc., and GlenRose Instruments Inc., are affiliated companies by virtue of common ownership. Mr. Loumidis was previously with Thermo Electron Corporation, which is now Thermo Fisher Scientific (NYSE: TMO), where he held various positions including National Sales Manager for Thermo Capital Financial Services, Manager of Investor Relations and Manager of Business Development of Tecomet, a subsidiary of Thermo Electron. Mr. Loumidis is a FINRA registered representative, holds a bachelor’s degree in business administration from the American College of Greece in Athens and a master’s degree in business administration from Northeastern University.

Executive Compensation

The following table sets forth the compensation of our named executive officers, which consist of our chief executive officer and other executive officers during the fiscal years ended December 31, 2012 and December 31, 2011.

SUMMARY EXECUTIVE COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	All other compensation ($)(3)	Total ($)

John N. Hatsopoulos	2012	1	—	—	—	—	1
Chief Executive Officer	2011	1	—	—	—	—	1

Barry J. Sanders (1)	2012	224,479	—	—	—	372	224,851
President and Chief Operating Officer	2011	217,941	40,000	—	—	372	258,313

Anthony S. Loumidis (2)	2012	191,970	—	—	—	372	192,342
Chief Financial Officer and Treasurer	2011	186,379	10,000	—	—	372	196,751

1.
Mr. Sanders, the Company’s President and Chief Operating Officer, is also the Chief Executive Officer of EuroSite Power Inc., a subsidiary of the Company, and devotes part of his business time to the affairs of EuroSite Power Inc. His salary is paid by the Company but a portion is reimbursed by EuroSite Power Inc. according to the requirements of the business in a given week at a fully burdened hourly rate of $123. In 2012, EuroSite Power Inc. reimbursed the Company $70,094 for time Mr. Sanders spent on the affairs of EuroSite Power Inc. On average, Mr. Sanders spends approximately 25% of his business time on the affairs of EuroSite Power Inc., but such amount varies widely depending on the needs of the business and is expected to increase as the business of EuroSite Power Inc. develops.

2.
Mr. Loumidis, the Company’s Chief Financial Officer, devotes part of his business time to the affairs of EuroSite Power Inc. His salary is paid by the Company, but a portion is reimbursed by EuroSite Power Inc., according to the requirements of the business in a given week at a fully burdened hourly rate of $111. In 2012, EuroSite Power Inc. reimbursed the Company $47,388 for time Mr. Loumidis spent on the affairs of EuroSite Power Inc. On average, Mr. Loumidis spends approximately 15% of his business time on the affairs of EuroSite Power Inc., but such amount varies widely depending on the needs of the business and is expected to increase as the business of EuroSite Power Inc. develops.

3.	Consists of group life insurance payments of $372.

Outstanding Equity Awards at Fiscal Year-End Table

The following table summarizes the outstanding equity awards held by each named executive officer as of December 31, 2012. On June 13, 2011, Mr. Sanders exercised 320,000 incentive stock options and purchased shares of the Company’s common stock for $22,400, on November 21, 2011, Mr. Maxwell exercised 100,000 stock options and purchased 100,000 shares of the Company’s common stock for $7,000, on June 20, 2012, Mr. Loumidis exercised 49,014 stock options and purchased shares of the Company’s common stock for $34,310, and on December 18, 2012, Mr. Loumidis exercised 45,986 stock options and purchased shares of the Company’s common stock for $32,190. Our other named executive officers did not exercise any options during the fiscal year ended December 31, 2012. In December 2012, the Compensation Committee of the Board approved the grant of 200,000 stock options to Mr. Sanders in 2013 upon successful completion of certain objectives.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Option awards				Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares of stock that have not vested (#)	Market value of shares of stock that have not vested ($)

John N. Hatsopoulos	—	—	—	—	—	—
Barry J. Sanders (1)	50,000	—	0.70	3/14/2015	—	—
Barry J. Sanders (2)	432,000	288,000	0.90	12/18/2017	—	—
Anthony S. Loumidis (3)	150,000	100,000	0.90	12/18/2017	—	—

1.
Includes stock option award for 50,000 shares of common stock granted on March 14, 2005, with 25% of the shares vesting on March 14, 2006 and then an additional 25% of the shares on each of the subsequent three anniversaries thereafter, subject to Mr. Sander’s continued employment and subject to acceleration of vesting upon a change in control.

2.
Includes stock option award for 720,000 shares of common stock granted on December 18, 2007, with 10% of the shares vesting on December 31, 2007 and then an additional 10% of the shares on each of the subsequent nine anniversaries thereafter, subject to Mr. Sander’s continued employment and subject to acceleration of vesting upon a change in control.

3.
Includes stock option award for 250,000 shares of common stock granted on December 18, 2007, with 10% of the shares vesting on December 31, 2007 and then an additional 10% of the shares on each of the subsequent nine anniversaries thereafter, subject to Mr. Loumidis' continued employment and subject to acceleration of vesting upon a change in control.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

None of our executive officers has an employment contract or change-in-control arrangement, other than stock and option awards that contain certain change-in-control provisions such as accelerated vesting due to acquisition. In the event an acquisition that is not a private transaction occurs while the optionee maintains a business relationship with the Company and the option has not fully vested, the option will become exercisable for 100% of the then number of shares as to which it has not vested and such vesting to occur immediately prior to the closing of the acquisition.

The stock and option awards that would vest for each named executive if a change-in control were to occur are disclosed under our Outstanding Equity Awards at Fiscal Year-End Table. Specifically, as of December 31, 2012, Mr. Sanders had 288,000 stock options that had not vested and Mr. Loumidis had 100,000 stock options that had not vested.

Our stock and option awards contain certain change-in-control provisions. Descriptions of those provisions are set forth below:

Stock Awards Change in Control Definition

Change in Control shall mean (a) the acquisition in a transaction or series of transactions by any person (such term to include anyone deemed a person under Section 13(d)(3) of the Exchange Act), other than the Company or any of its subsidiaries, or any employee benefit plan or related trust of the Company or any of its subsidiaries, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided a Change in Control shall not occur solely as the result of an Initial Public Offering or (b) the sale or other disposition of all or substantially all of the assets of the Company in one transaction or series of related transactions.

Option Awards Change in Control Definition

Accelerated vesting due to acquisition. In the event an acquisition that is not a private transaction occurs while the optionee maintains a business relationship with the Company and this option has not fully vested, this option shall become exercisable for 100% of the then number of Shares as to which it has not vested, such vesting to occur immediately prior to the closing of the Acquisition.

Definitions. The following definitions shall apply: Acquisition means (1) the sale of the Company by merger in which the stockholders of the Company in their capacity as such no longer own a majority of the outstanding equity securities of the Company (or its successor); or (2) any sale of all or substantially all of the assets or capital stock of the Company (other than in a spin-off or similar transaction) or (3) any other acquisition of the business of the Company, as determined by the Board. Business relationship means service to the Company or its successor in the capacity of an employee, officer, director or consultant. Private transaction means any acquisition where the consideration received or retained by the holders of the then outstanding capital stock of the Company does not consist of (1) cash or cash equivalent consideration, (2) securities which are registered under the Securities the Securities Act of 1933, as amended, or the Securities Act, or any successor statute and/or (3) securities for which the Company or any other issuer thereof has agreed, including pursuant to a demand, to file a registration statement within ninety (90) days of completion of the transaction for resale to the public pursuant to the Securities Act.

Director Compensation

Each director who is not also one of our employees will receive a fee of $500 per day for service on those days that our Board of Directors and or each of the Audit, Compensation or Nominating and Governance Committees hold meetings, or otherwise conduct business. Non-employee directors also will be eligible to receive stock or options awards under our equity incentive plan.

We reimburse all of our non-employee directors for reasonable travel and other expenses incurred in attending Board and committee meetings. Any director who is also one of our employees receives no additional compensation for serving as a director.

The following table sets forth information with respect to director compensation earned for the fiscal year ended December 31, 2012.

SUMMARY DIRECTOR COMPENSATION TABLE

Name	Fees earned or paid in cash ($)	Stock awards ($)	All other compensation ($)	Total ($)

Charles T. Maxwell (1)	4,000	315,784	—	319,784
George N. Hatsopoulos (2)	—	—	—	—
John N. Hatsopoulos	—	—	—	—
Francis A. Mlynarczyk, Jr.	1,500	—	—	1,500
Deanna M. Petersen	4,000	—	—	4,000
Christine M. Klaskin (3)	3,000	92,325	—	95,325

1.
Includes a stock option award for 200,000 shares of common stock granted on May 24, 2012, with 25% of the shares vesting on May 24, 2013 and then an additional 25% of the shares on each of the subsequent three anniversaries thereafter, provided that Mr. Maxwell serves as a director or consultant to the Company and subject to acceleration of vesting upon a change in control.

2.	George N. Hatsopoulos is not standing for reelection to the Board of Directors.

3.
Includes a stock option award for 100,000 shares of common stock granted on January 18, 2012, with 25% of the shares vesting on January 18, 2013, and then an additional 25% of the shares on each of the subsequent three anniversaries thereafter, provided that Ms. Klaskin serves as a director or consultant to the Company and subject to acceleration of vesting upon a change in control.

Outstanding Equity Awards at Fiscal Year-End Table

The following table summarizes the outstanding equity awards held by each director as of December 31, 2012.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Option awards				Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares of stock that have not vested (#)	Market value of shares of stock that have not vested ($)

Charles T. Maxwell (1)	—	200,000	2.79	5/24/2017	—	—
Francis A. Mlynarczyk, Jr. (2)	50,000	50,000	2.76	9/7/2015	—	—
Deanna M. Petersen (3)	50,000	50,000	3.15	5/27/2015	—	—
Christine M. Klaskin (4)	—	100,000	1.67	1/18/2017	—	—

1.
Includes a stock option award for 200,000 shares of common stock granted on May 24, 2012, with 25% of the shares vesting on May 24, 2013 and then an additional 25% of the shares on each of the subsequent three anniversaries thereafter, provided that Mr. Maxwell serves as a director or consultant to the Company and subject to acceleration of vesting upon a change in control.

2.
Includes a stock option award for 100,000 shares of common stock granted on September 7, 2010, with 25% of the shares vesting on September 7, 2011 and then an additional 25% of the shares on each of the subsequent three anniversaries thereafter, provided that Mr. Mlynarczyk serves as a director or consultant to the Company and subject to acceleration of vesting upon a change in control.

3.
Includes a stock option award for 100,000 shares of common stock granted on May 27, 2010, with 25% of the shares vesting on May 27, 2011 and then an additional 25% of the shares on each of the subsequent three anniversaries thereafter, provided that Ms. Petersen serves as a director or consultant to the Company and subject to acceleration of vesting upon a change in control.

4.
Includes a stock option award for 100,000 shares of common stock granted on January 18, 2012, with 25% of the shares vesting on January 18, 2013, and then an additional 25% of the shares on each of the subsequent three anniversaries thereafter, provided that Ms. Klaskin serves as a director or consultant to the Company and subject to acceleration of vesting upon a change in control.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the officers and directors of the Company, and persons who own 10% or more of any class of equity interests in the Company, to report their beneficial ownership of equity interests in the Company to the SEC. Their initial reports are required to be filed using the SEC’s Form 3, and they are required to report subsequent purchases, sales and other changes using the SEC’s Form 4, which must be filed within two days of most transactions. Officers, directors and stockholders owning more than 10% of any class of equity interests in the Company are required by SEC regulations to furnish us with copies of all reports they file pursuant to Section 16(a). Based solely on our review of the copies of these reports furnished to us or written representations that no such reports were required, we believe that, during 2012, all filing requirements under 16(a) of the Exchange Act applicable to our executive officers, directors and greater that 10% stockholders were timely met.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2012, regarding common stock that may be issued under the Company’s equity compensation plans. Information is included for both equity compensation plans approved by the Company’s stockholders and not approved by the Company’s stockholders (which date back to before the Company became a reporting Company under the Exchange Act).

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in second column)

Equity compensation plans approved by security holders	2,061,500	$1.37	430,500
Equity compensation plans not approved by security holders	—	—	—
Total	2,061,500	$1.37	430,500

Our management has conducted an assessment of the risks associated with our compensation policies and practices. This process included a review of our compensation programs, a discussion of the types of practices that could be reasonably likely to create material risks, and an analysis of the potential effects on the Company on related risks as a whole. Although we reviewed all of our compensation programs, we paid particular attention to programs involving incentive-based payouts and programs that involve our executive officers. During the course of our assessment, we consulted with the Compensation Committee of our Board of Directors. We believe that our compensation programs are designed to create appropriate incentives without encouraging excessive risk taking by our employees. In this regard, our compensation structure contains various features intended to mitigate risk. For example:

•
A portion of the compensation package for our sales-based employees consists of commissions for units sold and installed, which package is designed to link an appropriate portion of compensation to long-term performance, while providing a balanced compensation model overall.

•
The Compensation Committee oversees our compensation policies and practices and is responsible for reviewing and approving executive compensation, annual incentive compensation plans applicable to sales employees and other compensation plans.

Our Compensation Committee, in its evaluation, determined that the Company does not employ any compensation plans or practices that create incentives for employees to deliver short-term profits at the expense of generating systematic risks for the Company. Based on this and the assessment described above, we have concluded that the risks associated with our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

The Company and its Affiliates

Eurosite Power Inc., or EuroSite Power, Tecogen Inc., or Tecogen, Ilios Inc., or Ilios, GlenRose Instruments Inc., or GlenRose Instruments, Pharos LLC, or Pharos, and Levitronix Technologies LLC, or Levitronix are affiliated companies by virtue of common ownership. The common stockholders include:

•
John N. Hatsopoulos, the Chief Executive Officer and director of the Company who holds 10.6% of its common stock is also: (a) the Chairman of EuroSite Power and holds 0.1% of that company's common stock; (b) the Chief Executive Officer and director of Tecogen and holds 27.3% of that company's common stock; (c) a director of Ilios and holds 7.0% of that company's common stock; and (d) the Chairman of GlenRose Instruments and holds 15.7% of that company's common stock.

•
Dr. George N. Hatsopoulos, who is John N. Hatsopoulos' brother, who holds 14.0% of the Company's common stock is also: (a) director of Tecogen and holds 26.0% of that company's common stock; (b) an investor in Ilios and holds 3.1% of that company's common stock; (c) an investor of GlenRose Instruments and holds 15.7% of that company's common stock; (d) founder and investor in Pharos and holds 24.4% of that company's common stock; and (e) an investor and director of Levitronix and holds 21.4% of that company's common stock.

EuroSite Power and American DG New York LLC are majority owned subsidiaries of the Company.

Certain Relationships and Related Party Transactions

The Company purchases the majority of its cogeneration units from Tecogen, an affiliate Company sharing similar ownership. In addition, Tecogen pays certain operating expenses, including benefits and payroll, on behalf of the Company and the Company leases office space from Tecogen. These costs were reimbursed by the Company. Tecogen has a sublease agreement for the office building, which expires on March 31, 2024.

In January 2006, the Company entered into the 2006 Facilities, Support Services and Business Agreement, or the Agreement, with Tecogen, to provide the Company with certain office and business support services for a period of one year, renewable annually by mutual agreement. Under the current amendment to the Agreement, Tecogen provides the Company with office space and utilities at a monthly rate of $6,530.

The Company has sales representation rights to Tecogen's products and services. In New England, the Company has exclusive sales representation rights to Tecogen's cogeneration products. The Company has granted Tecogen sales representation rights to its On-Site Utility energy service in California. During the year ended December 31, 2012, the Company received $18,370 from Tecogen as a commission from the sale of equipment.

On October 22, 2009, the Company signed a five-year exclusive distribution agreement with Ilios, a subsidiary of Tecogen. Under the terms of the agreement, the Company has exclusive rights to incorporate Ilios' ultra-high-efficiency heating products, such as a high efficiency water heater, in its energy systems throughout the European Union and New England. The Company also has non-exclusive rights to distribute Ilios' product in the remaining parts of the United States and the world in cases where the Company retains ownership of the equipment for its On-Site Utility business.

On December 17, 2009, the Company entered into a revolving line of credit agreement, or the agreement, with John N. Hatsopoulos, the Company's Chief Executive Officer. Under the terms of the agreement, during the period extending to December 31, 2012, Mr. Hatsopoulos agreed to lend to the Company on a revolving line of credit basis a principal amount up to $5,000,000. All sums advanced pursuant to this agreement bear interest from the date each advance was made until paid in full at the Bank Prime Rate as quoted from time to time in the Wall Street Journal plus 1.5% per year. Interest was due and payable quarterly in arrears and prepayment of principal, together with accrued interest, could be made at any time without penalty. Also, under the terms of the agreement, the credit line from Mr. Hatsopoulos was used solely in connection with the development and installation of current and new energy systems such as cogeneration systems and chillers and not for general corporate purposes including operational expenses such as payroll, maintenance, travel, entertainment, or sales and marketing. As of May 23, 2011, Mr.

Hatsopoulos had a revolving line of credit agreement with the Company with an outstanding balance of $2,400,000. That balance was converted into the debentures and the revolving line of credit agreement was canceled.

On May 23, 2011, the Company issued $12,500,000 aggregate principal amount of debentures to a European investor and to John N. Hatsopoulos, the Company's Chief Executive Officer. The debentures mature on May 25, 2018 and accrue interest at the rate of 6% per annum payable on a semi-annual basis. At the holder's option, the debentures may be converted into shares of the Company's common stock at a conversion price of $2.20 per share, subject to adjustment in certain circumstances. The Company has the option to redeem at 115% of par value any or all of the debentures after May 25, 2016. The proceeds of the debentures will be used in connection with the development and installation of current and new energy systems, business development and for general corporate purposes.

On November 30, 2011, the Company issued an additional $6,900,000 aggregate principal amount of debentures to the European investor. The debentures mature on May 25, 2018 and accrue interest at the rate of 6% per annum payable on a semi-annual basis. At the holder's option, the debentures may be converted into shares of the Company's common stock at a conversion price of $2.20 per share, subject to adjustment in certain circumstances. The Company has the option to redeem at 115% of Par Value any or all of the debentures after May 25, 2016. The proceeds of the debentures will be used in connection with the development and installation of current and new energy systems, business development and for general corporate purposes.

In March 2012, the debenture holders amended the terms on the debentures with respect to the interest payment and agreed to receive their interest payment in shares of the Company's common stock instead of cash for 2012, 2013 and 2014, provided that the Company's shares are listed on a National Securities Exchange. Under the terms of the agreement, for the May semi-annual interest payment, the Company used the April average daily closing price of the common stock in order to determine the conversion price. All other terms and conditions, including interest rate and maturity date remained the same.

On May 25, 2012, the total interest due to the debenture holders was $559,000 and in connection with the amendment the Company issued to the debenture holders 251,917 shares of common stock at $2.22 per share which was the average price of the Company's common stock during the month of April 2012. In connection with this transaction, the Company recorded an additional $153,921 of non-cash interest expense, which was the difference between the average stock price and the fair market value on May 25, 2012.

On September 28, 2012, the debenture holders amended the terms on the debentures with respect to the interest payment and agreed to receive their interest payment in shares of the Company's common stock instead of cash for 2012, 2013 and 2014, provided that the Company's shares are listed on a National Securities Exchange. Under the terms of the agreement, the Company will use the average daily closing price of the common stock 10 business days before the interest payment date (May 25th and November 25th) in order to determine the conversion price. All other terms and conditions, including interest rate and maturity date remain the same.

On November 25, 2012, the total interest due to the debenture holders was $582,000 and in connection with the amendment the Company issued to the debenture holders 249,787 shares of common stock at $2.33 per share which was the average daily closing price of the Company's common stock 10 business days before the interest payment date. In connection with this transaction, the Company recorded a reduction of $57,451 of non-cash interest expense, which was the difference between the average stock price and the fair market value on November 25, 2012.

At December 31, 2012, the Company had a balance of $20,400 due to John N. Hatsopoulos related to interest payable on his outstanding convertible debentures.

On January 6, 2012, the Company loaned Peter Westerhoff, the noncontrolling interest holder in the Company’s majority owned subsidiary, American DG New York LLC, $15,565 by signing a five month loan agreement earning interest at 12.0% per annum. As of the date of this report, the loan has been paid off and the noncontrolling interest partner has no amount outstanding with the Company.

Code of Business Conduct and Ethics

The Company has adopted a code of business conduct and ethics that applies to the Company’s Chief Executive Officer and Chief Financial Officer. The Company’s code of business conduct and ethics promotes honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the SEC and in other public communications made by the Company; compliance with applicable governmental laws, rules and regulations; prompt internal reporting of violations of the code of business conduct and ethics to an appropriate person or persons identified in the code of business conduct and ethics; and accountability for adherence to the code of business conduct and ethics. The Company’s code of business conduct and ethics is available on the Company’s website at www.americandg.com, or can be obtained by contacting Anthony S. Loumidis, Chief Financial Officer, American DG Energy Inc., 45 First Avenue, Waltham, Massachusetts, 02451, telephone number (781) 622-1117.

PROPOSAL 2

RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected McGladrey as the Company's independent auditors for the fiscal year ending December 31, 2013. During the 2012 fiscal year, McGladrey served as the Company's independent auditors. Although the Company is not required to seek stockholder ratification of this selection, the Company has decided to provide its stockholders with the opportunity to do so. If this proposal is not approved by our stockholders at the 2013 Annual Meeting of Stockholders, the Audit Committee will reconsider the selection of McGladrey. Even if the selection of McGladrey is ratified, the Audit Committee in its discretion may select a different firm of independent auditors at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock represented in person or by proxy at the Annual Meeting is required to approve the proposal to ratify the appointment of McGladrey as our independent registered public accounting firm for the fiscal year ended December 31, 2013.

Recommendation of the Board

The Board unanimously recommends that you vote “FOR” the ratification of the appointment of McGladrey as our independent registered public accounting firm for the fiscal year ended December 31, 2013.

Fees Paid to Principal Accountants

The following table summarizes fees billed to the Company by McGladrey for 2012 and 2011 for professional services rendered for each of the last two fiscal years of the Company.

	2012	2011
Audit Fees	$128,300	$123,214
Audit-Related Fees	8,750	17,382
Tax Fees*	—	21,500
All Other Fees	—	—
Total	$137,050	$162,096

* These fees were incurred for services provided by RSM McGladrey, Inc., an affiliate of McGladrey operating under an alternative practice structure. On December 1, 2011, McGladrey acquired RSM McGladrey, Inc.

Audit Fees. The audit fees consist of aggregate fees billed for professional services rendered by the audit of our consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports.

Audit-Related Fees. The audit-related fees consist of aggregate fees billed for assurance and related services reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees”.

Tax Fees. Tax fees consist of aggregate fees billed for professional services for tax compliance, tax advice and tax planning. These services included assistance regarding federal and state tax compliance, and tax audit defense.

All Other Fees. There were no other fees billed for professional services rendered by McGladrey in the years ended December 31, 2012 and December 31, 2011.

Audit Pre-Approval of Policies and Procedures

The Audit Committee’s current policy is to pre-approve all audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Audit Committee Approval of Fees

Our Audit Committee approved all audit related fees, tax fees and all other fees listed above provided by McGladrey to us during the last two fiscal years of the Company.

PROPOSAL 3

NON-BINDING ADVISORY PROPOSAL REGARDING EXECUTIVE COMPENSATION.

As required by Section 14A of the Exchange Act, the Company is providing its stockholders with the opportunity to cast a non-binding advisory vote on the compensation of its named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion beginning on page 15 of this Proxy Statement. The Company believes that it is appropriate to seek the views of its stockholders on the design and effectiveness of the Company's executive compensation program.

Our executive compensation policy is intended to further our interests, as well as those of our stockholders, by encouraging growth of our business through securing, retaining and motivating executives of a high caliber who possess the skills necessary for our development and growth. The Company believes that it achieves these goals by (i) offering competitive base salaries to the named executive officers and (ii) offering the named executive officers participation in equity compensation plans.

The Board of Directors encourages the Company's stockholders to approve the following resolution:

RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion is hereby APPROVED.

As an advisory vote, this proposal is not binding upon the Company. However, the Compensation Committee, which is responsible for designing and administering the Company's executive compensation program, values the opinions expressed by stockholders in their vote on this proposal, and therefore will take such vote into consideration when evaluating the Company's compensation programs and practices applicable to the named executive officers.

Vote Required

This vote is advisory and not binding on the Company. The affirmative vote of the holders of a majority of the outstanding shares of the Company's common stock represented in person or by proxy at the Annual Meeting is required to approve Proposal 3 to approve the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion.

Recommendation of the Board

The Board unanimously recommends that you vote “FOR” the approval of the non-binding advisory proposal regarding executive compensation.

PROPOSAL 4

NON-BINDING ADVISORY PROPOSAL REGARDING FREQUENCY OF VOTE ON EXECUTIVE COMPENSATION

As required by Section 14A of the Exchange Act, the Company is seeking the input of its stockholders on the frequency with which it will hold a non-binding advisory vote on the compensation of its named executive officers. In voting on this Proposal 4, stockholders may indicate their preference as to whether the advisory vote on the compensation of the Company's named executive officers should occur (a) once every one year, (b) once every two years or (c) once every three years.

It is the opinion of the Board that the frequency of the non-binding, advisory stockholder vote on the compensation of the Company's named executive officers should be once every three years. The Company views the way it compensates its named executive officers as an essential part of its strategy to maximize the performance of the Company and deliver enhanced value to the Company's stockholders. The Board believes that a vote every three years will permit the Company to focus on developing compensation practices that are in the best long-term interests of its stockholders, while simultaneously giving stockholders the time frame they need to fully evaluate the design and effectiveness of those practices. The Board believes that a more frequent advisory vote could have the unintended consequence of causing the Company to focus on the short-term impact of its compensation practices to the possible detriment of the long-term performance of the Company.

The Company's stockholders may cast a vote on the preferred voting frequency by selecting the option of one year, two years, three years, or abstain when voting in response to the resolution set forth below:

RESOLVED, that the Company hold a stockholder advisory vote to approve the compensation of the Company's named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, with a frequency of once every one year, two years or three years, whichever receives the highest number of votes cast with respect to this resolution.

The Board believes that an advisory vote on named executive officer compensation is the most effective way for stockholders to communicate with the Company about its compensation objectives, policies and practices, and it looks forward to receiving the input of the Company's stockholders on the frequency with which such a vote should be held.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of the Company's common stock represented in person or by proxy at the Annual Meeting is required to approve the selection of three years for the frequency of the advisory vote on named executive officer compensation.

This vote is advisory and not binding on the Company. The Board may decide, after considering the results of this vote that it is in the best interests of the Company's stockholders to hold the advisory vote on named executive officer compensation with a different frequency than the option selected by the Company's stockholders.

Recommendation of the Board

The Board unanimously recommends that you vote for the option “THREE YEARS” for the frequency of the advisory vote on executive compensation.

REPORT OF AUDIT COMMITTEE

The purpose of the Audit Committee is to assist the Board in its oversight of (a) the integrity of the Company’s financial statements; (b) the qualifications and independence of the Company’s independent registered public accounting firm; (c) the performance of the independent registered public accounting firm; and (d) the Company’s compliance with legal and regulatory requirements. Management has primary responsibility for the financial statements, reporting process and internal controls. The Company’s independent registered public accounting firm is responsible for auditing the financial statements in accordance with generally accepted auditing standards and issuing an opinion as to whether the Company’s financial statements are, in all material respects, presented fairly in conformity with generally accepted accounting principles. The Audit Committee operates according to a written charter that is available on the Company’s website at www.americandg.com under the “Investors, Corporate Governance” headings.

The Audit Committee’s duties and responsibilities are outlined in its charter and include, among other things, (1) the review of the Company’s financial statements and the independent audit process; (2) the review of critical accounting policies and practices used by the Company; (3) the effect of any proposed changes in accounting principles or practices upon the Company; (4) the consideration and review of the Company’s assessment of the effectiveness of its internal accounting controls; and (5) the selection, retention and termination of the Company’s independent registered public accounting firm. In addition, the committee reviews with management and the Company’s independent registered public accounting firm the financial statements to be included in the Company’s Quarterly Reports on Form 10-Q and Annual Report on Form 10-K, including the “Management’s Discussion and Analysis” section thereof, and those matters required to be discussed by Statement of Auditing Standards (SAS) No. 61, as amended by SAS No. 90, Communication with Audit Committees, or SAS No. 61.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, the Audit Committee reviewed and discussed management’s evaluation of the Company’s system of internal control over financial reporting. As part of this process, the Audit Committee examined management’s progress in testing and evaluating the system of internal control over financial reporting and was provided periodic updates from management on the status of such testing and evaluation. The Audit Committee reviewed and discussed with management the effectiveness of the Company’s internal control over financial reporting as well as management’s report.

In fulfilling its responsibilities, the Audit Committee has reviewed and discussed with the Company’s independent registered public accounting firm, McGladrey, and management, the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2012. The Audit Committee has also discussed with the independent registered public accounting firm such matters as are required to be discussed with the Audit Committee by SAS No. 61. In addition, the committee has received written disclosures and a letter from the independent registered public accounting firm as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm their independence.

Based upon the Audit Committee’s review and discussion of the foregoing information and in accordance with the provisions of its charter, the Audit Committee recommended to the Board that the consolidated financial statements of the Company for the fiscal year ended December 31, 2012, as audited by McGladrey, be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and filed with the SEC. The Audit Committee’s recommendations were made to the Board and, after due consideration, were approved as presented.

The Audit Committee

Charles T. Maxwell
Deanna M. Petersen
Christine M. Klaskin

The foregoing Audit Committee Report, or the Report, shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in any previous or future documents filed by the Company with the SEC under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates the Report by reference in any such document.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

Stockholders may submit proposals on matters appropriate for stockholder action at subsequent Annual Meetings of the Company consistent with Rule 14a-8 promulgated under the Exchange Act and the Amended and Restated Bylaws of the Company, which may be amended from time to time. Proposals of stockholders intended to be presented at the Company's next Annual Meeting of stockholders in 2014 must be received by the Company (Attention: Corporate Secretary, at the principal offices of the Company) no later than December 20, 2013, for inclusion in the Company's Proxy Statement and form of proxy for that meeting; provided, however, if a stockholder wishes to make a nomination for election to the Board, such proposal must be received by the Company on or between January 29, 2014 and February 28, 2014 and must comply with the notice procedures set forth in the Amended and Restated Bylaws. If you intend to present a proposal at our 2014 Annual Meeting, but you do not intend to have it included in our 2014 proxy statement, you must provide written notice of the stockholder proposal to the Company (Attention: Corporate Secretary, at the principal offices of the Company) no later than February 28, 2014.

ANNUAL REPORT

A copy of our Annual Report to stockholders for the fiscal year ended December 31, 2012, including financial statements, accompanies this Notice of Annual Meeting and Proxy Statement. No portion of the Annual Report is incorporated herein or is to be considered proxy soliciting material.

ANNUAL REPORT ON FORM 10-K

WE WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2012, AS FILED WITH THE SEC, INCLUDING THE FINANCIAL STATEMENTS AND A LIST OF EXHIBITS TO SUCH FORM 10-K. WE WILL FURNISH TO ANY SUCH PERSON ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K UPON THE ADVANCE PAYMENT OF REASONABLE FEES. REQUESTS FOR A COPY OF THE FORM 10-K AND/OR ANY EXHIBIT(S) SHOULD BE DIRECTED TO THE CHIEF FINANCIAL OFFICER OF AMERICAN DG ENERGY INC., 45 FIRST AVENUE, WALTHAM, MASSACHUSETTS 02451. YOUR REQUEST MUST CONTAIN A REPRESENTATION THAT, AS OF APRIL 4, 2013, YOU WERE A BENEFICIAL OWNER OF SHARES ENTITLED TO VOTE AT THE 2013 ANNUAL MEETING OF STOCKHOLDERS.

OTHER MATTERS

The Board does not intend to bring any matters before the Annual Meeting other than as stated in this Proxy Statement and is not aware that any other matters will be presented for action at the Annual Meeting. Should any other matters be properly presented, the Proxy Agents will vote the proxy with respect thereto in accordance with their best judgment, pursuant to the discretionary authority granted by the proxy.

Copies of the Company's recent reports on Form 10-K and Form 10-Q as filed with the SEC will be promptly provided to stockholders without charge upon written or oral request to Anthony S. Loumidis, Chief Financial Officer, American DG Energy Inc., 45 First Avenue, Waltham, Massachusetts, 02451 telephone number (781) 622-1117. Copies of our Exchange Act reports are also posted on our website at www.americandg.com.

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual reports and Proxy Statements with respect to two or more security holders sharing the same address by delivering a single annual report and Proxy Statement addressed to those security holders. This process, which is commonly referred to as “householding”, potentially means extra convenience for security holders and cost savings for companies.

This year, brokers with account holders who are the Company’s stockholders may be “householding” our proxy materials. A single annual report and Proxy Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate annual report and Proxy Statement or, if you think that you are eligible for “householding” and would like to request a single copy of the annual report and Proxy Statement for all of the security holders sharing your same address, please notify your broker and direct your request to Anthony S. Loumidis, Chief Financial Officer, American DG Energy Inc., 45 First Avenue, Waltham, Massachusetts, 02451 telephone number (781) 622-1117.

AMERICAN DG ENERGY INC.
Annual Meeting of Stockholders
May 29, 2013 at 1:00 PM

This proxy card is valid only when signed and dated

The Board of Directors recommends a vote FOR ALL NOMINEES on Proposal 1, FOR Proposals 2 and 3, and 3 YEARS on Proposal 4. To vote in accordance with the Board of Directors recommendations, just sign below no boxes need to be checked.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

1.	To elect five (5) directors of the Company to serve a term of one (1) year or until their successors are duly elected and qualified:

Nominees:
Charles T. Maxwell                    ☐
John N. Hatsopoulos                    ☐
Francis A. Mlynarczyk, Jr.                    ☐
Deanna M. Petersen                    ☐
Christine M. Klaskin                    ☐

Nominees:
FOR ALL NOMINEES                    ☐
WITHHOLD AUTHORITY FOR ALL NOMINEES    ☐
FOR ALL EXCEPT (see instructions below)        ☐

Instruction: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and     mark the box next to each nominee you wish to withhold.

2.
To ratify the selection by the Audit Committee of our Board of Directors of the firm of McGladrey LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

    FOR                            ☐
AGAINST                         ☐
ABSTAIN                         ☐

3.    To approve the non-binding advisory proposal regarding executive compensation.

FOR                            ☐
AGAINST                         ☐
ABSTAIN                         ☐

4.	To vote on the non-binding advisory proposal regarding the frequency with which stockholders should vote on the Company's executive compensation.

ONE YEAR                        ☐
TWO YEARS                         ☐
THREE YEARS                     ☐
ABSTAIN                         ☐
Please indicate if you plan to attend this meeting      YES ☐ NO ☐

Signature __________________ Signature __________________Date: ___________________, 2013
Please sign exactly as your name (s) appear (s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

1

AMERICAN DG ENERGY INC.
Annual Meeting of Stockholders
May 29, 2013 at 1:00 PM
This proxy is solicited by the Board of Directors

The undersigned hereby constitutes and appoints John N. Hatsopoulos, Barry J. Sanders and Anthony S. Loumidis, or any one of them (with full power to act alone), as Proxies of the undersigned, with full power of substitution, to vote all of the common stock of American DG Energy Inc. which the undersigned has the full power to vote at the Annual Meeting of stockholders of American DG Energy Inc. to be held at the corporate headquarters of American DG Energy Inc. at 45 First Avenue, Waltham, Massachusetts 02451, on Wednesday, May 29, 2013 at 1:00 p.m., and at any adjournments thereof, in the transaction of any business which may come before said meeting, with all the powers the undersigned would possess if personally present and particularly to vote each matter set forth on the reverse side, all as in accordance with the Notice of Annual Meeting and Proxy Statement furnished with this Proxy.

Unless otherwise specified by the undersigned, this proxy will be voted FOR ALL NOMINEES on Proposal 1, FOR Proposals 2 and 3, THREE YEARS on Proposal 4, and also will be voted by the proxy holders at their discretion as to any other matters properly transacted at the Annual Meeting or any postponement or adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side)

2